UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

SMITH & WESSON HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue Springfield, Massachusetts		01104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 331-0852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 18, 2016, our newly formed indirect subsidiary, Ultimate Survival Technologies, LLC, a Delaware limited liability company (“UST, LLC”), completed the previously announced acquisition of substantially all of the assets of Ultimate Survival Technologies, Inc., a Florida corporation (“USTI”), pursuant to an Asset Purchase Agreement, dated as of November 3, 2016, by and among, Battenfeld Technologies, Inc., a Missouri corporation, UST, LLC, USTI, and the stockholders of USTI set forth therein. The acquisition was financed using existing cash balances.

On November 21, 2016, we issued a press release announcing the closing of the acquisition of substantially all of the assets of USTI. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

99.1	Press release from Smith & Wesson Holding Corporation, dated November 21, 2016, entitled “Smith & Wesson’s Battenfeld Technologies Completes Previously Announced Acquisition of UST Brands”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2016	SMITH & WESSON HOLDING CORPORATION

	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer

EXHIBIT INDEX

99.1	Press release from Smith & Wesson Holding Corporation, dated November 21, 2016, entitled “Smith & Wesson’s Battenfeld Technologies Completes Previously Announced Acquisition of UST Brands”